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UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response……………5.00
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 10, 2012	000-53101
Date of Report (Date of earliest event reported)	Commission File Number

T5 CORP.
(formerly Gallery Management Holding Corp.)
(Exact name of registrant as specified in its charter)

Colorado	26-0811822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Grouse Terrace Lake Oswego, Oregon 97035
(Address of Principal Executive Offices) (Zip Code)

(503) 789-0316
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 10, 2012, all of the employees of and consultants to T5 Corp. (the “Company”) have agreed to cancel and return to the Company all shares of Common Stock received under the 2012 Stock Incentive Plan (the “Plan”).   All shares granted under the Plan will be cancelled, and in lieu each employee and consultant has agreed to accept shares of restricted Common Stock subject to a one-year vesting period.  The number of shares of restricted stock will equal 120% of the surrendered shares.  The certificates representing such shares of restricted stock will be held by the Company until the vesting condition has been satisfied, and none of the restricted shares may be sold, transferred, hypothecated or pledged during the vesting period.  A form of the Cancellation Agreement signed by each employee and consultant is attached as an exhibit.

The Company intends to withdraw the S-8 registration statement filed with the Securities and Exchange Commission to registered shares to be issued under the Plan.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

10.1           Form of Cancellation Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T
T5 CORP.

July 10, 2012		/s/ R. Patrick Garrett
	Name:	R. Patrick Garrett
	Title:	Chief Executive Officer